Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements have been prepared to give effect to FLIR Systems Inc.’s (“FLIR”) acquisition of Indigo Systems Corporation (“Indigo”) on January 6, 2004 using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. These pro forma statements were prepared as if the Indigo acquisition had been completed as of December 31, 2003 for purposes of the pro forma condensed combined balance sheet and as of January 1, 2003 for the pro forma condensed combined statement of operations.

FLIR’s fiscal year end is December 31, whereas Indigo’s fiscal year end is February 28. The following pro forma condensed combined statement of operations data for the year ended December 31, 2003 combines the results of operations of FLIR and of Indigo for the twelve months ended December 31, 2003.

The unaudited pro forma condensed combined financial statements include adjustments to reflect a preliminary allocation of the purchase price to the acquired assets and assumed liabilities of Indigo. The final allocation of the purchase price will be determined as more detailed analysis is completed and indemnification claims, if any, are satisfied as provided under the merger agreement. Any changes to the total purchase price paid by FLIR, will change the amount of the purchase price allocable to goodwill. Due to the uncertainty associated with the final purchase consideration, final purchase accounting adjustments may differ materially from the pro forma adjustments presented here.

These unaudited pro forma condensed combined financial statements are based upon the respective historical consolidated financial statements of FLIR and Indigo and should be read in conjunction with the historical consolidated financial statements of FLIR and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in FLIR’s annual reports, quarterly reports and other information on file with the SEC.

Unaudited Pro Forma Condensed Combined Balance Sheet

December 31, 2003

(In Thousands)

	FLIR	Indigo	Adjustments			Combined
Current assets:
Cash and cash equivalents	$197,993	$8,234		$(168,121	)(A)	$38,106
Accounts receivables, net	79,332	8,371				87,703
Inventories, net	75,959	9,539		1,267	(F)	86,765
Prepaid expenses and other current assets	19,997	184				20,181
Deferred income taxes	8,832	5		1,571	(D)	10,408

Total current assets	382,113	26,333		(165,283)		243,163
Property and equipment, net	22,758	6,325		(542	)(G)	28,541
Deferred income taxes	21,146	—		2,541	(D)	23,687
Goodwill	12,500	—		138,139	(C)	150,639
Intangibles, net	4,036	—		48,000	(B)	52,036
Other assets	7,870	229		(206	)(A)	7,893

Total Assets	$450,423	$32,887		$22,649		$505,959

Current liabilities:
Accounts payable	$26,427	$3,540	$			$29,967
Deferred revenue	4,540	1,409				5,949
Accrued payroll and related liabilities	12,778	2,123				14,901
Accrued product warranties	3,511	294				3,805
Advance payments from customers	12,112	—				12,112
Other current liabilities	8,227	1,718				9,945
Accrued income taxes	2,742	52				2,794
Current portion of long-term debt	—	1,215				1,215

Total current liabilities	70,337	10,351		—		80,688
Long-term debt	204,369	2,737				207,106
Pension and other long-term liabilities	10,875	—				10,875
Deferred tax liabilities	—	—		18,720	(D)	18,720
Series B redeemable convertible. preferred stock	—	18,722		(18,722	)(H)	—
Series B redeemable convertible preferred stock warrants	—	580		(580	)(H)	—

Shareholders’ equity:
Series A convertible preferred stock	—	1,150		(1,150	)(H)	—
Common stock and additional paid in capital	156,154	9,098		14,630	(E)(H)	179,882
Retained earnings (accumulated deficit)	1,388	(9,751)		9,751	(H)	1,388
Other comprehensive income	7,300	—				7,300

Total shareholder’s equity	164,842	497		23,231		188,570

	$450,423	$32,887		$22,649		$505,959

The accompanying notes are an integral part of these unaudited pro forma condensed combine financial statements.

99.3-2

Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2003

(In Thousands)

	FLIR	Indigo	Adjustments			Combined
Sales	$311,979	$51,212	$			$363,191
Cost of goods sold	146,454	33,240		1,267	(F)	180,961

Gross profit	165,525	17,972		(1,267)		182,230

Operating expenses:
Research and development	30,665	7,845				38,510
Selling, general and administrative	65,034	10,147				75,181
Amortization of intangibles				5,486	(I)	5,486

Total operating expenses	95,699	17,992		5,486		119,177
Earnings from operations	69,826	(20)		(6,753)		63,053

Interest expense	4,861	247				5,108
Interest income	(2,440)	(100)				(2,540)
Other expense (income), net	3,557	(266)				3,291

Earnings before income taxes	63,848	99		(6,753)		57,194

Income tax provision	19,155	82		(2,520	)(J)	16,717

Net earnings (loss)	$44,693	$17		$(4,233)		$40,477

Weighted average shares outstanding:
Basic	33,731					33,731

Diluted	35,158					35,621

Net earnings per share:
Basic	$1.32					$1.20

Diluted	$1.27					$1.14

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

99.3-3

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

The unaudited pro forma condensed combined financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

1.	Basis of Pro Forma Presentation

On January 6, 2004, pursuant to the terms of the Agreement and Plan of Merger and Reorganization dated as of October 21, 2003 by and among FLIR Systems, Inc. (“FLIR”), Indigo Systems Corporation (“Indigo”), Fiji Sub, Inc., and William Parrish, as Shareholders’ Agent, Fiji Sub, Inc. was merged with and into Indigo (the “Merger”). As a result of the Merger, Indigo became a wholly-owned subsidiary of FLIR Systems, Inc.

All outstanding shares of Indigo capital stock and certain warrants outstanding immediately prior to the Merger were converted into the right to receive cash in an amount equal to $25.3537 per share, or an aggregate of approximately $165,478,000. Each option to purchase Indigo capital stock outstanding immediately prior to the Merger was assumed by FLIR. 709,945 shares of FLIR common stock valued at $23,728,000 are issuable by FLIR upon exercise of the Indigo stock options assumed by FLIR in the Merger.

The acquisition was accounted for as a purchase business combination under Statement of Financial Accounting Standards No. 141, “Business Combination”. These pro forma statements were prepared as if the Indigo acquisition had been completed as of December 31, 2003 for purposes of the pro forma condensed combined balance sheet and as of January 1, 2003 for the pro forma condensed combined statement of operations. FLIR’s fiscal year end is December 31, whereas Indigo’s fiscal year end is February 28. The following pro forma condensed combined statement of operations data for the year ended December 31, 2003 combines the results of operations of FLIR and of Indigo for the twelve months ended December 31, 2003. There were no significant differences between the accounting policies of FLIR and Indigo.

2.	Purchase Price

FLIR allocated the purchase price of $189,206,000 and $2,849,000 of professional fees and other costs directly associated with the acquisition based on the fair value of assets acquired and liabilities assumed. Based upon the purchase price of the acquisition and review of the assets acquired and liabilities assumed, the preliminary purchase price allocation is as follows (in thousands):

Purchase Price Allocation	Amounts
Net tangible assets	$20,524
Identifiable intangible assets	48,000
Deferred tax liabilities, net	(14,608)
Goodwill	138,139

Total consideration	$192,055

The following table lists the components of the identifiable intangible assets (in thousands):

Identifiable Intangible Assets	Fair Estimated Value	Estimated Life
Developed/core product technology	$27,900	10 years
Customer relationships	17,800	7 years
Trademark/trade name portfolio	2,300	15 years

Total identifiable intangible assets	$48,000

99.3-4

The identifiable intangible assets will be amortized over their estimated useful lives. The following table summarizes the annual amortization expenses for identifiable intangible assets through 2018 (in thousands):

For the Year Ending December 31,	Amortization Expense
2004	$5,486
2005	5,486
2006	5,486
2007	5,486
2008	5,486
2009 through 2018	20,570

Total	$48,000

The allocation of purchase price was based on a valuation of assets to be acquired and liabilities to be assumed determined with the assistance of an independent appraiser. This allocation was generally based on the fair value of these assets determined using the income approach.

$138,139,000 has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the net assets acquired. In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” goodwill will not be amortized but will be tested for impairment at least annually.

3.	Pro Forma Adjustments

The following pro forma adjustments have been made to the unaudited condensed combined pro forma financial statements (in thousands):

(A)	To reflect cash consideration of $165,478 for the acquisition and $2,849 of professional fees and other costs directly associated with the acquisition. Professional fees and other costs of $206 had been paid prior to December 31, 2003.
(B)	To record intangible assets resulting from the acquisition.
(C)	To record goodwill resulting from the acquisition.
(D)	To record the deferred tax assets and liabilities recognized in the acquisition.
(E)	To record the value of stock options of $23,728 by FLIR for all outstanding stock options of Indigo at the acquisition date, including the fair value adjustment of the options issued.
(F)	To record the adjustment to fair value of the acquired inventories.
(G)	To record the adjustment to fair value of the acquired property and equipment.
(H)	To eliminate the equity of Indigo for the acquisition.
(I)	To reflect the one year amortization of intangible assets resulting from the acquisition.
(J)	To adjust the provision for income taxes to reflect the impact of the pro forma adjustments.

99.3-5